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                                                                     EXHIBIT 1.1

                                                           (CS&M Draft--5/20/96)

                          TITANIUM METALS CORPORATION

                               14,500,000 Shares*
                                  Common Stock
                                ($.01 par value)

                          U.S. Underwriting Agreement


                                                              New York, New York
                                                                     May  , 1996

Salomon Brothers Inc
Morgan Stanley & Co. Incorporated
Smith Barney Inc.
As Representatives of the several Underwriters, c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048

Dear Sirs:

                 Titanium Metals Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to the underwriters named in Schedule I hereto (the "U.S. Underwriters"), for whom you (the "Representatives") are acting as representatives, 5,270,000 shares of Common Stock, $.01 par value ("Common Stock") of the Company, and Union Titanium Sponge Corporation, a Delaware corporation ("UTSC"), IMI Americas Inc., a Delaware corporation ("IMI Americas") and IMI Kynoch Ltd., a corporation organized under the laws of England and Wales ("IMI Kynoch") propose to sell to the U.S. Underwriters (637,500), (322,154) and (6,095,346) shares of Common Stock, respectively (said shares to be issued and sold by the Company and said shares to be sold by UTSC, IMI Americas and IMI Kynoch collectively being hereinafter called the "U.S. Underwritten Securities"). Tremont Corporation, a Delaware corporation ("Tremont"; Tremont, together with UTSC, IMI Americas and IMI Kynoch, being hereinafter called the "Selling Stockholders"), also proposes to grant to the U.S. Underwriters and the International Underwriters (as defined below) an option to purchase up to 1,848,750 and 326,250 additional shares of Common Stock, respectively, solely to cover overallotments (the "Option Securities"; the U.S. Underwritten Securities, together with any Option Securities





__________________________________

    * Plus an option to purchase from Tremont Corporation up to 2,175,000 additional shares to cover overallotments.
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purchased pursuant to this Agreement being hereinafter called the "U.S.
Securities").

                 It is understood that the Company and the Selling Stockholders are concurrently entering into an International Underwriting Agreement dated the date hereof (the "International Underwriting Agreement") providing for the issue and sale by the Company and the sale by the Selling Stockholders of an aggregate of 2,175,000 shares of Common Stock (said shares to be sold by the Company and the Selling Stockholders pursuant to the International Underwriting Agreement being hereinafter called the "International Underwritten Securities" and, together with the Option Securities purchased pursuant to the International Underwriting Agreement, the "International Securities"), outside the United States and Canada through arrangements with certain underwriters outside the United States and Canada (the "International Underwriters") for whom Salomon Brothers International Limited, Morgan Stanley & Co. International and Smith Barney Inc., are acting as representatives (the "International Representatives"). The International Securities, together with the U.S.
Securities, are hereinafter referred to as the "Securities".   The respective
closings under this Agreement and the International Underwriting Agreement are hereby expressly made conditional on one another.

                 It is further understood that the U.S. Underwriters and the International Underwriters have entered into an Agreement between U.S. Underwriters and International Underwriters (the "Agreement Between U.S. Underwriters and International Underwriters"), pursuant to which, among other things, the International Underwriters may purchase from the U.S. Underwriters a portion of the U.S. Securities to be sold pursuant to the U.S. Underwriting Agreement and the U.S. Underwriters may purchase from the International Underwriters a portion of the International Securities to be sold pursuant to the International Underwriting Agreement.

                 1.  Representations and Warranties.

                 (a) The Company represents and warrants to, and agrees with, each U.S. Underwriter and each of the Selling Stockholders as set forth below in this Section 1. Certain terms used in this Section 1 are defined in paragraph (a)(v) hereof.





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                 (i)  The Company has filed with the Securities and Exchange
         Commission (the "Commission") a registration statement (file number 333-2940) on Form S-1, including the related preliminary prospectuses, for the registration under the Securities Act of 1933 (the "Act") of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including the related preliminary prospectuses, each of which has previously been furnished to you. The Company will next file with the Commission either (A) prior to effectiveness of such registration statement, a further amendment to such registration statement (including the form of final prospectuses) or (B) after effectiveness of such registration statement, final prospectuses in accordance with Rules 430A and 424(b)(1) or (4). In the case of clause (B), the Company will include in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Prospectuses (as hereinafter defined) with respect to the Securities and the offering thereof. As filed, such amendment and forms of final prospectuses, or such final prospectuses, shall contain all Rule 430A Information, together with all other such required information, with respect to the Securities and the offering thereof and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest U.S. Preliminary Prospectus (as hereinafter defined)) as the Company has advised you, prior to the Execution Time, will be included or made therein. Upon your request, but not without our agreement, the Company also will file a Rule 462(b) Registration Statement in accordance with Rule 462(b).

                 (ii) It is understood that two forms of prospectus are to be used in connection with the offering and sale of the Securities: one form of prospectus relating to the U.S. Securities, which are to be offered and sold to United States and Canadian Persons (as hereinafter defined), and one form of prospectus relating to the International Securities, which are to be offered and sold to persons other than United States and Canadian Persons. Such form of prospectus relating to the U.S.





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         Securities as first filed pursuant to Rule 424(b) or, if no filing pursuant to Rule 424(b) is made, such form of prospectus included in the Registration Statement at the Effective Date, is hereinafter called the "U.S. Prospectus"; such form of prospectus relating to the International Securities as first filed pursuant to Rule 424(b) or, if no filing pursuant to Rule 424(b) is made, such form of prospectus included in the Registration Statement at the Effective Date, is hereinafter called the "International Prospectus"; and the U.S. Prospectus and the International Prospectus are hereinafter collectively called the "Prospectuses".

                 (iii) On the Effective Date, the Registration Statement did or will, and when the Prospectuses are first filed (if required) in accordance with Rule 424(b) and on the Closing Date, each Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and, on the Effective Date, each Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, each Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectuses (or any supplements thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectuses (or any supplement thereto) (which the parties hereto understand consists only of the names of the Underwriters, the second paragraph on page 3 of the Prospectus and in the section of the Prospectus entitled "Underwriting").





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                 (iv)  The Company has requested that the Underwriters reserve up to 50,000 shares of the U.S. Underwritten Securities to be sold at the initial public offering price to persons who are directors, officers, employees or representatives of the Company. The Company has further requested that such reserved shares be reserved from the shares of U.S. Underwritten Securities to be sold by it and not from shares of U.S. Underwritten Securities to be sold by the Selling Stockholders.

                 (v) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean each date that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Registration Statement" shall mean the registration statement referred to in paragraph (a)(i) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A. "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act. "Rule 430A Information" means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the initial registration statement (file number 333-2940). "United States or Canadian Person" shall mean any person who is a national or resident of the United States or Canada, any corporation, partnership, or other entity created or organized in or under the laws of the United States or Canada or of any political subdivision thereof, or any estate or trust the income of which is subject to United States or Canadian Federal income taxation,





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         regardless of its source (other than any non-United States or non-Canadian branch of any United States or Canadian Person), and shall include any United States or Canadian branch of a person other than a United States or Canadian Person. "U.S." or "United States" shall mean the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction. The "U.S. Preliminary Prospectus" and the "International Preliminary Prospectus", respectively, shall mean any preliminary prospectus with respect to the offering of the U.S. Securities and the International Securities, as the case may be, referred to in paragraph (a) (i) above and any preliminary prospectus with respect to the offering of the U.S. Securities and the International Securities, as the case may be, included in the Registration Statement at the Effective Date that omits Rule 430A Information and the U.S. Preliminary Prospectus and the International Preliminary Prospectus are hereinafter collectively called the "Preliminary Prospectuses".

                          (b) Each Selling Stockholder, severally and not jointly, represents and warrants to, only as to itself, and agrees with, each U.S. Underwriter that:

                 (i) Such Selling Stockholder is the sole and lawful owner of the U.S. Securities to be sold by such Selling Stockholder hereunder and, upon sale and delivery of, and payment for, such U.S. Securities, as provided herein, such Selling Stockholder will convey good and marketable title to such U.S. Securities, free and clear of all liens, encumbrances, security interests and claims whatsoever (assuming that the several Underwriters and the several International Underwriters are without notice of any adverse claim, as defined in the Uniform Commercial Code as adopted in the State of New York (the "Code") and are otherwise bona fide purchasers for the purposes of the Code and that such Underwriters' and the International Underwriters' rights are not limited by subsection (4) of Section 8-302 of the Code).

                  (ii) Although the Selling Stockholders assume no responsibility for the accuracy, completeness and fairness of the Company's representations and warranties in this Section 1 or, except as contemplated herein, the statements contained in the Registration Statement and the U.S. Prospectus, such Selling





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         Stockholder has no reason to believe that the representations and warranties of the Company contained in paragraph (a)(iii) of this
         Section 1 (other than the first clause of such paragraph, with respect to which such Selling Stockholder makes no representation or warranty) are not true and correct; and the sale of the U.S. Securities by such Selling Stockholder pursuant hereto is not prompted by any material fact concerning the Company or any of its subsidiaries which is not set forth in the U.S. Prospectus or any supplement thereto. Notwithstanding the foregoing, with respect to IMI Americas and IMI Kynoch, (i) such representations and warranties are limited to the knowledge of Gary Allen and R.B. Pointon based solely on their review of the Registration Statement and the U.S. Prospectus, without any independent investigation or inquiry, and (ii) it is acknowledged and agreed that neither IMI Americas nor IMI Kynoch, nor any of their representatives or agents, engaged in any due diligence regarding the offering and did not participate in any drafting sessions or other conferences with the Company or the U.S. Underwriters or their legal or financial representatives regarding the contents of the Registration Statement or the U.S. Prospectus.

                 (iii) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result, under the Securities Exchange Act or 1934 (the "Exchange Act") or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the U.S. Securities and has not effected any sales of shares of Common Stock which, if effected by the Company, would be required to be disclosed in response to Item 701 of Regulation S-K.

                 (iv) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except such as may required under the Act, the federal and provincial securities laws of Canada or the blue sky laws of any jurisdiction in connection with the purchase and distribution of the U.S. Securities by the U.S. Underwriters and except such other approvals as have been obtained.





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                 (v)  Neither the sale of the U.S. Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws of such Selling Stockholder or the terms of any indenture or other material agreement or instrument to which such Selling Stockholder or any of its subsidiaries is a party or bound, or any judgment, order or decree applicable to such Selling Stockholder or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder or any of its subsidiaries.

In respect of any statements in or omissions from the Registration Statement or the Prospectuses or any supplements thereto made in reliance upon and in conformity with information furnished in writing to the Company by any Selling Stockholder specifically for use in connection with the preparation thereof, such Selling Stockholder hereby makes the same representations and warranties to each U.S. Underwriter as the Company makes to such U.S. Underwriter under paragraph (a)(iii) of this Section.

                 2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and each Selling Stockholders agrees, severally and not jointly, to sell the number of shares of Common Stock set forth opposite its name on Schedule II hereto to each U.S. Underwriter, and each U.S. Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling
Stockholders, at a purchase price of $    per share, the amount of the U.S.
Underwritten Securities set forth opposite each such U.S. Underwriter's name in
Schedule I hereto.

                 (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, Tremont hereby grants an option to the several U.S. Underwriters to purchase, severally and not jointly, the amount of Option securities set forth opposite its name on Schedule II hereto at the same purchase price per share as the U.S. Underwriters shall pay for the U.S. Underwritten Securities. Said option may be exercised only to cover overallotments in the sale of the U.S. Underwritten Securities by the U.S. Underwriters. Said option may be





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exercised in whole or in part at any time (but not more than three times) on or before 5:00 p.m. New York City time, on the 30th day after the date of the U.S. Prospectus upon written, telecopied or telegraphic notice by the Representatives to Tremont setting forth the number of shares of Option Securities as to which the several U.S. Underwriters are exercising the option and the settlement date. Delivery of certificates for the shares of Option Securities by Tremont and payment therefor to Tremont shall be made as provided in Section 3 hereof. The maximum number of shares of Option Securities to be sold by Tremont is set forth in Schedule II hereto. The number of shares of the Option Securities to be purchased by each U.S. Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several U.S. Underwriters as such U.S. Underwriter is purchasing of the U.S. Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

                 3. Delivery and Payment. Delivery of and payment for the U.S. Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third business day prior to the Closing Date) shall be made at 10:00 AM, New York
City time, on            , 1996, or such later date (not later than
, 1996) as the Representatives, the Company and the Selling Stockholders shall agree upon in writing which date and time may be postponed by agreement among the Representatives, the Company and the Selling Stockholders or as provided in
Section 9 hereof (such date and time of delivery and payment for the U.S. Securities being herein called the "Closing Date"). Delivery of the U.S. Securities shall be made to the Representatives for the respective accounts of the several U.S. Underwriters against payment by the several U.S. Underwriters through the Representatives of the respective aggregate purchase prices of the U.S. Securities being sold by the Company and each of the Selling Stockholders to or upon the order of the Company and each of the Selling Stockholders by wire transfer of immediately available funds. Delivery of the U.S. Underwritten Securities and the Option Securities shall be made at such location as the Representatives shall reasonably designate at least one business day in advance of the Closing Date and payment for such U.S. Securities shall be made at the office of Cravath, Swaine & Moore, New York, New York. Certificates for the U.S. Securities shall be registered in such names and in such denominations as the Representatives may





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request not less than three full business days in advance of the Closing Date.

                 The Company and the Selling Stockholders agree to have the U.S. Securities available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 PM on the second business day prior to the Closing Date.

                 Each Selling Stockholder will pay all applicable transfer taxes, if any, involved in the transfer to the several U.S. Underwriters of the U.S. Securities to be purchased by them from such Selling Stockholder and the respective U.S. Underwriters will pay any additional stock transfer taxes involved in further transfers.

                 If the option provided for in Section 2(b) hereof is exercised after the third business day prior to the Closing Date, Tremont will deliver or have delivered (at the expense of the Company) to the Representatives, at Seven World Trade Center, New York, New York, on the date specified by the Representatives (which shall be within three business days after exercise of said option), certificates for the Option Securities in such names and denominations as the Representatives shall have requested against payment of the purchase price thereof to Tremont by wire transfer of immediately available funds. If settlement for the Option Securities occurs after the Closing Date, Tremont will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the U.S. Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

                 4. Offering by Underwriters. It is understood that the several U.S. Underwriters propose to offer the U.S. Securities for sale to the public as set forth in the U.S. Prospectus. In offering for sale and selling U.S. Securities in any province or territory of Canada, the Underwriters severally agree to comply with all applicable laws and regulations and to do so in a manner so that, pursuant to the provisions of such applicable laws and regulations, no prospectus or offering memorandum (other than the delivery or filing as an offering memorandum of the U.S. Prospectus, in the same form as filed with the Commission) need be delivered to purchasers or filed with





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the securities commission or similar authority in such province or territory.

                 5.  Agreements.

                 (a) The Company agrees with the several U.S. Underwriters that:

                 (i) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the U.S. Securities (which will be deemed to have occurred on the date that is the earlier of (A) 60 days after the Closing Date and (B) the date on which the Representatives shall have informed the Company that the offering of the U.S. Securities has terminated), the Company will not file any amendment of the Registration Statement, supplement to the U.S. Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment, supplement or Rule 462(b) Registration Statement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the U.S. Prospectus is otherwise required under Rule 424(b), the Company will cause the U.S. Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. Upon your request, the Company will cause the Rule 462(b) Registration Statement, completed in compliance with the Act and the applicable rules and regulations thereunder, to be filed with the Commission pursuant to Rule 462(b) and will provide evidence satisfactory to the Representatives of such filing. The Company will promptly advise the Representatives (A) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (B) when the U.S. Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (C) when, prior to termination of the offering of the U.S. Securities, any amendment to the Registration Statement shall have been filed or become effective, (D) of any request by the Commission for any amendment





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         of the Registration Statement, or any Rule 462(b) Registration
         Statement, or supplement to the U.S. Prospectus or for any additional information, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (F) of the receipt by the Company of any notification with respect to the suspension of the qualification of the U.S. Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts (i) to prevent the issuance of any such stop order and, (ii) if issued, to obtain as soon as possible the withdrawal thereof.

                 (ii) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the U.S. Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the U.S. Prospectus to comply with the Act or the rules thereunder, the Company promptly will (A) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (B) supply any supplemented U.S. Prospectus to you in such quantities as you may reasonably request.

                 (iii) As soon practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                 (iv) The Company will furnish to the Representatives and counsel for the U.S. Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other U.S. Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by a U.S. Underwriter or dealer may be required by the Act, as many copies of each U.S. Preliminary Prospectus and the U.S.

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         Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will furnish or cause to be furnished to the Representatives copies of all reports on Form SR required by Rule 463 under the Act. The Company will pay the expenses of printing or other reproduction by it of all documents relating to the offering.

                 (v) The Company will arrange for the qualification of the U.S. Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate and will maintain such qualifications in effect so long as required for the distribution of the U.S. Securities. The Company will pay the fee of the National Association of Securities Dealers, Inc. in connection with its review of the offering.

             (vi) The Company will not, and will not permit (x) its directors or executive officers listed in Part 1 of Schedule IV to, for a period of 180 days following the Execution Time, or (y) its executive officers listed in Part 2 of Schedule IV to, for a period of 90 days following the Execution Time, in each case without the prior written consent of Salomon Brothers Inc, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any other shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock; provided, however, that the Company may issue Common Stock pursuant to any employee or director stock option or compensation plan of the Company in effect at the Execution Time.

                 (vii) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Securities and Exchange Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the U.S. Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any

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         material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

                 (b) Each U.S. Underwriter agrees that (i) it is not purchasing any of the U.S. Securities for the account of any non-United States or Canadian Person, (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any of the U.S. Securities or distribute any U.S. Prospectus to any person outside the United States or Canada, or to any non-United States or Canadian Person, and (iii) any dealer to whom it may sell any of the U.S. Securities will represent that it is not purchasing for the account of any non-United States or Canadian Person and agree that it will not offer or resell, directly or indirectly, any of the U.S. Securities outside the United States or Canada, or to any non-United States or Canadian Person or to any other dealer who does not so represent and agree; provided, however, that the foregoing shall not restrict (A) purchases and sales between the U.S. Underwriters on the one hand and the International Underwriters on the other hand pursuant to the Agreement Between U.S. Underwriters and International Underwriters, (B) stabilization transactions contemplated under the Agreement Between U.S. Underwriters and International Underwriters, conducted through Salomon Brothers Inc (or through the Representatives and International Representatives) as part of the distribution of the Securities, and (C) sales to or through (or distributions of U.S. Prospectuses or U.S. Preliminary Prospectuses to) United States or Canadian Persons who are investment advisors, or who otherwise exercise investment discretion, and who are purchasing for the account of any non-United States or Canadian Person.

                 (c) The agreements of the U.S. Underwriters set forth in paragraph (b) of this Section 5 shall terminate upon the earlier of the following events:

                 (i) a mutual agreement of the Representatives and the International Representatives to terminate the selling restrictions set forth in paragraph (b) of this Section 5 and Section 5(b) of the International Underwriting Agreement; or

                 (ii) the expiration of a period of 30 days after the Closing Date, unless (A) the International Representatives shall have given notice to the Company and the Representatives that the distribution of the International Securities by the International

         Underwriters has not yet been completed, or (B) the Representatives shall have given notice to the Company and the International Underwriters that the distribution of the U.S. Securities by the U.S. Underwriters has not yet been completed. If such notice by the Representatives or the International Representatives is given, the agreements set forth in such paragraph (b) shall survive until the earlier of (1) the event referred to in clause (i) of this subsection
         (c) or (2) the expiration of an additional period of 30 days from the date of any such notice.

                 (d) Each Selling Stockholder agrees with the several U.S. Underwriters that it will not, during the period of 180 days following the Execution Time, without the prior written consent of Salomon Brothers Inc, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any other shares of Common Stock beneficially owned by such person, or any securities convertible into, or exchangeable for, shares of Common Stock.

                 (e) Each Selling Stockholder agrees that it will take all reasonable actions in cooperation with the Company and the U.S. Underwriters to perform and satisfy all of such Selling Stockholder's conditions precedent.

                 6. Conditions to the Obligations of the U.S. Underwriters. The obligation of the Selling Stockholders hereunder to sell and deliver the U.S. Securities shall be subject, in their discretion, to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant
Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the conditions set forth in Sections 6(a), 6(b), 6(e), 6(g), 6(h), 6(k), 6(l), 6(m), 6(n), 6(g) (it being understood that you, and not the Selling Stockholders, have the right to determine that the form and substance of the documents referred to therein are satisfactory).

                 The obligations of the U.S. Underwriters to purchase the U.S. Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder in all material respects and to the following additional conditions:

                 (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or
         (ii) 12:00 Noon on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the U.S. Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                 (b) The Company shall have furnished to the Representatives and each Selling Stockholder the opinion of Robert E. Musgraves, Esq., counsel to the Company, dated the Closing Date (with respect to paragraphs (i), (ii), (iii), (iv) and (v) below), and the opinion of Bartlit Beck Herman Palenchar & Scott, counsel for the Company, dated the Closing Date (with respect to paragraphs (vi), (vii), (viii) and (ix) below), to the effect that:

                 (i) each of the Company and the subsidiaries of the Company listed on Schedule III hereto (individually a "Subsidiary" and collectively the "Subsidiaries"), has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with all requisite corporate power and authority to own its properties and conduct its business as described in the U.S. Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business;

                 (ii) all the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectuses, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest (other than in favor of the Company's lenders) and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

                 (iii) the Company's authorized equity capitalization is as set forth in the Prospectuses; the capital stock of the Company conforms to the description thereof contained in the Prospectuses; the outstanding shares of Common Stock (including the Securities being sold hereunder and under the International Underwriting Agreement by the Selling Stockholders) have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities being sold hereunder and under the International Underwriting Agreement by the Company have been duly and validly authorized, and, when issued and delivered to and paid for by the U.S. Underwriters as contemplated by this Agreement or the International Underwriters as contemplated by the International Underwriting Agreement, will be validly issued, fully paid and nonassessable; the Securities being sold by the Selling Stockholders are duly listed for quotation on the Nasdaq National Market; the Securities being sold hereunder and under the International Underwriting Agreement by the Company are duly authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the Nasdaq National Market; the certificates for the Securities are in valid form; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities, except as described in the Prospectuses;

                 (iv) to the best knowledge of such counsel, there is no pending or overtly threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement which is not disclosed in the Prospectuses and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectuses, or to be filed as an exhibit, which is not described or filed as required;

                 (v) the Registration Statement has become effective under the Act; any required filing of the Prospectuses, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel after due inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectuses (other than the financial statements and other financial information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder; and such counsel has no reason to believe that at the Effective Date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                 (vi) the execution and delivery of this Agreement and the International Underwriting Agreement have been duly authorized by all requisite corporate action on the part of the Company; and this Agreement and the International Underwriting Agreement have been duly executed and delivered by the Company;

                 (vii) no consent, approval, authorization or order of any court or governmental agency or body is required in connection with the execution and delivery by the Company of this Agreement or the International Underwriting Agreement or the consummation by the Company of the transactions contemplated by this Agreement or the International Underwriting Agreement, except such as may be required under the Act, the Exchange Act the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the U.S. Underwriters and such other approvals (specified in such opinion) as have been obtained;

                 (viii) the issuance, offering and sale of the Securities pursuant to this Agreement and the International Underwriting Agreement, compliance by the Company with the other provisions of this Agreement and the International Underwriting Agreement, and consummation by the Company of the other transactions contemplated by this Agreement and the International Underwriting Agreement will not conflict with, result in a breach or violation of, or constitute a default (with the passage of time or the giving of notice) under or violate (A) any of the terms, conditions or provisions of the charter or by-laws of the Company, (B) to the best knowledge of such counsel, after due inquiry, any of the terms, conditions or provisions of any material document, agreement or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound, (C) any law, regulation, judgment, order, decree or ruling applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries; and

                 (ix) after the sale of the Securities pursuant to this Agreement and the International Underwriting Agreement, no holders of securities of the Company will have rights to the registration of such securities under the Registration Statement except as set forth in the Prospectuses under the Section captioned "Certain Relationships and Related Parties -- Registration Rights".

                 In addition, each such counsel shall state that they have participated in conferences with directors, officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Underwriters and counsel for the Underwriters at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and, although such counsel have not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, such counsel has no reason to believe that the Registration Statement, at the Effective Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading or that the Prospectuses include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel express no view with respect to the financial statements and related notes, the financial statement schedule and other financial, statistical and accounting data included in the Registration Statement or the Prospectuses).

                 The foregoing opinions may be subject to such exceptions and qualifications as are reasonably satisfactory to the Underwriters.

                 In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the United States or the General Corporation Law of the State of Delaware, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectuses in this paragraph
(b) include any supplements thereto at the Closing Date.

                 (c) (A) IMI Americas and IMI Kynoch shall have furnished to the Representatives the opinion of their counsel, Oppenheimer Wolff & Donnelly,
(B) UTSC shall have furnished to the Representatives the opinion of its counsel, Debevoise & Plimpton, and (C) Tremont shall have furnished to the Representatives the opinion of its counsel, Bartlit Beck Herman Palenchar & Scott, each dated the Closing Date, and each to the effect that, with respect to each Selling Stockholder represented by each such counsel:

                 (i) this Agreement and the International Underwriting Agreement have been duly authorized, executed and delivered by the Selling Stockholder and the Selling Stockholder has full legal right and authority to sell, transfer and deliver in the manner provided in this Agreement the Securities being sold by the Selling Stockholder hereunder;

                 (ii) the delivery by the Selling Stockholder to the several U.S. Underwriters and the International Underwriters of certificates for the Securities being sold hereunder and under the International Underwriting Agreement by such Selling Stockholder against payment therefor as provided herein, will convey good and marketable title to such Securities to the several U.S. Underwriters and International Underwriters, free and clear of all liens, encumbrances, security interests and claims whatsoever other than any liens, encumbrances, security interests and claims arising by any action taken by the U.S. Underwriters and the International Underwriters (assuming that the U.S. Underwriters and the International Underwriters are without notice of any adverse claim, as defined in the Code, and are otherwise bona fide purchasers for purposes of the Code and that such U.S. Underwriters and International Underwriters' rights are not limited by subsection (4) of Section 8-302 of the Code).

                 (iii) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act, the Exchange Act, the federal and provincial securities laws of Canada or the blue sky laws of any jurisdiction in connection with the purchase and distribution of the U.S. Securities by the U.S. Underwriters and such other approvals (specified in such opinion) as have been obtained; and

                 (iv) the issuance, offering and sale of the Securities pursuant to this Agreement and the International Underwriting Agreement, compliance by the Selling Stockholder with the other provisions of this Agreement and the International Underwriting Agreement, and the consummation of the other transactions contemplated by this Agreement and the International Underwriting Agreement will not conflict with, result in a breach or violation of, or constitute a default under or violate (A) any of the terms, conditions or provisions of the charter or by-laws of the Selling Stockholder, (B) any judgment, order, decree or ruling applicable to the Selling Stockholder or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Selling Stockholder or any of its subsidiaries,
         (C) any law or regulation, or (D) to the best knowledge of such counsel, after due inquiry, any of the terms, conditions or provisions of any material document, agreement or other instrument to which the Selling Stockholder or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the United States or, as applicable, the General Corporation Law of the State of New York or Delaware, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the U.S. Underwriters and International Underwriters, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Selling Stockholders and public officials.

                 (d) The Representatives shall have received from Cravath, Swaine & Moore, counsel for the U.S. Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the U.S. Securities, the Registration Statement, the U.S. Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and each Selling Stockholder shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                 (e) The Company shall have furnished to the Representatives a certificate of the Company, signed on behalf of the Company by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectuses, any supplements to the Prospectuses and this Agreement and that:

                 (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                 (ii) to the best knowledge of such signer after due inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; and

                 (iii) since the date of the most recent financial statements included in the Prospectuses (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

                 (f) Each Selling Stockholder shall have furnished to the Representatives a certificate, signed by the principal executive, financial or accounting officer of such Selling Stockholder, dated the Closing Date, to the effect that the signers of such certificate have examined the Registration Statement, the Prospectuses, any supplement to the Prospectuses and this Agreement and that the representations and warranties of such Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

                 (g) At the Execution Time and at the Closing Date, Coopers & Lybrand, L.L.P. shall have furnished to the Representatives and the Selling Stockholders a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives and the Selling Stockholders, confirming that they are independent accountants within the meaning of the Act and the applicable published rules and regulations thereunder and that they have performed a review of the unaudited interim financial information for the three-month period ended March 31, 1996, in accordance with Statement of Auditing Standards No. 71 and stating in effect that:

                          (i) in their opinion the audited financial statements
                 and financial statement schedules and pro forma financial statements included in the Registration Statement and the Prospectuses and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

                          (ii) on the basis of a reading of the latest
                 unaudited financial statements made available by the Company and its subsidiaries; their review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited interim financial information for the three-month period ended March 31, 1996, and as at March 31, 1996, as indicated in their report dated ( , 1996); carrying out certain specified procedures which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and committees of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 1995, nothing came to their attention which caused them to believe that:

                                  (1) the unaudited interim consolidated
                          financial statements included in the Registration Statement and the Prospectuses do not comply as to form in all material respects with applicable accounting requirements of the Act and with the published rules and regulations of the Commission with respect to registration statements on Form S-1; and said unaudited interim financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectuses;

                                  (2) with respect to the period subsequent to
                          March 31, 1996, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the long-term debt (including current maturities) of the Company and its subsidiaries or capital stock of the Company or decreases in the stockholders' equity of the Company or decreases in working capital of the Company and its subsidiaries as compared with the amounts shown on the March 31, 1996 consolidated balance sheet included in the Registration Statement and the Prospectuses, or for the period from April 1, 1996, to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in the net sales, total operating income (or increases in total operating loss) EBITDA or per share amounts of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

                                  (3) the information included in the
                          Registration Statement and Prospectuses in response to Regulation S-K, Item 301 (Selected Financial
                          Data), Item 302 (Supplementary Financial Information) and Item 402 (Executive Compensation) is not in conformity with the applicable disclosure requirements of Regulation S-K; and

                          (iii) they have performed certain other specified
                 procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectuses, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

                 References to the Prospectuses in this paragraph (g) and in paragraphs (h) and (i) below includes any supplement thereto at the date of the letter.

                 The Representatives and the Selling Stockholders shall have also received from Coopers & Lybrand, L.L.P. a letter stating that the Company's system of internal accounting controls taken as a whole is sufficient to meet the broad objectives of internal accounting control insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to the financial statements of the Company and its subsidiaries.

                 (h) At the Execution Time and at the Closing Date, KPMG Peat Marwick LLP shall have furnished to the Representatives and the Selling Stockholders a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives and the Selling Stockholders, confirming that, with respect to IMI plc and its subsidiaries, they are independent accountants within the meaning of the Act and the applicable published rules and regulations thereunder and stating in effect that:

                          (i) in their opinion the audited financial statements
                 of the IMI Titanium Business (as defined in the Registration Statement) included in the Registration Statement and the Prospectuses and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations; and

                          (ii) they have performed certain other specified
                 procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectuses, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

                 (i) At the Execution Time and at the Closing Date, Price Waterhouse LLP shall have furnished to the Representatives a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that, with respect to Titanium Hearth Technologies, they are independent accountants within the meaning of the Act and the applicable published rules and regulations thereunder and stating in effect that:

                          (i) in their opinion the audited financial statements
                 of Titanium Hearth Technologies included in the Registration Statement and the Prospectuses and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations; and

                          (ii) they have performed certain other specified
                 procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectuses, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

                 (j) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectuses (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectuses (exclusive of any supplement thereto).

                 (k) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company listed in Schedule IV hereto and each Selling Stockholder, in each case addressed to the Representatives, in which each such person agrees not to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of, any shares of Common

Stock beneficially owned by such person or any securities convertible into, or exchangeable for, shares of Common Stock (except the shares sold to the Underwriters pursuant to the overallotment options described in Section 2(b) hereof) for a period of 180 days following the Execution Time without the prior written consent of the Representatives, other than shares of Common Stock disposed of as bona fide gifts.

                 (l) The closing of the purchase of the International Securities to be issued and sold by the Company and the Selling Stockholders pursuant to the International Underwriting Agreement shall occur concurrently with the closing described herein.

                 (m) The National Associates of Securities Dealers, Inc. ("NASD"), upon review of the terms of the public offering of the U.S. Underwritten Securities, shall not have objected to the participation by any of the U.S. Underwriters in such offering or asserted any violation of the by-laws of the NASD.

                 (n) On or prior to the Execution Time, the Nasdaq National Market shall have approved the Underwriters' participation in the distribution of the Securities to be sold by the Selling Stockholders.

                 (o) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

                 If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the U.S. Underwriters, this Agreement and all obligations of the U.S. Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company and each Selling Stockholder in writing or by telephone or telegraph confirmed in writing.

                 The documents required to be delivered by this Section 6 shall be delivered at the office of Cravath, Swaine & Moore, counsel for the Underwriters, at Worldwide

Plaza, 825 Eighth Avenue, New York, New York, on the Closing Date.

                 7. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the U.S. Underwriters set forth in Section 6 hereof (other than Section 6(d)) is not satisfied, because of any termination pursuant to
Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Selling Stockholder to perform in any material respect any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the U.S. Underwriters severally upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the U.S. Securities. If the Company is required to make any payments to the U.S. Underwriters under this Section 7 solely because of any Selling Stockholder's refusal, inability or failure to satisfy any condition to the obligations of the U.S. Underwriters set forth in Section 6(c) and (f), such Selling Stockholder shall reimburse the Company on demand for all amounts so paid.

                 8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each U.S. Underwriter, the directors, officers, employees and agents of each U.S. Underwriter and each person who controls any U.S. Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any U.S. Preliminary Prospectus or International Preliminary Prospectus or in either of the Prospectuses, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably in-curred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any U.S. Underwriter through the Representatives specifically for inclusion therein and (ii) with respect to any untrue statement or omission of material fact made in any Preliminary Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (w) the Company had previously furnished copies of the Prospectus to the Representatives, (x) delivery of the Prospectus was required by the Act to be made to such person,
(y) the untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the Prospectus. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                 (b) The Company agrees to indemnify and hold harmless each Selling Stockholder, the directors, officers, employees and agents of each Selling Stockholder and each person who controls any Selling Stockholder within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any U.S. Preliminary Prospectus or International Preliminary Prospectus or in either of the Prospectuses, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as is incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Selling Stockholder specifically for inclusion therein. The Company acknowledges that the statements set forth in the footnotes to the table under the heading "Principal and Selling Stockholders" in the registration statement, any Preliminary Prospectus and the Prospectuses or any amendment or supplement thereto as such statements relate to each Selling Stockholder, constitute the only information furnished in writing by or on behalf of such Selling Stockholder for inclusion in the registration statement, any Preliminary Prospectus or the Prospectuses, or any amendment or supplement thereto and each Selling Stockholder confirms that such statements, to the extent they relate to such Selling Stockholder, are correct. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                 (c) Each Selling Stockholder severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each U.S. Underwriter, the directors, officers, employees and agents of each U.S. Underwriter and each person who controls the Company or any U.S. Underwriter within the meaning of either the Act or the Exchange Act and each other Selling Stockholder to the same extent as the foregoing indemnity from the Company to each U.S. Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity; provided, however, that in no case shall the liability of any Selling Stockholder under this
Section 8(b) exceed the aggregate public offering price of the Securities sold by such Selling Stockholder to the Underwriters minus the underwriting discounts or commissions paid thereon to the Underwriters by such Selling Stockholder. The Company, Tremont and each Underwriter acknowledge that (x) the statements set forth in the footnotes to the table under the heading "Principal and Selling Stockholders", (y) the number of Shares being sold hereunder and under the International Underwriting Agreement and (z) biographical information under the heading "Management" in the Registration Statement, any Preliminary Prospectus and the Prospectuses or any amendments or supplements thereto, in each case as such statements relate to each Selling Stockholder, constitute the only information furnished in writing by or on behalf of such Selling Stockholder for inclusion in the Registration Statement, any Preliminary Prospectus or the Prospectuses, or any amendments or supplements thereto and each Selling Stockholder confirms that such statements, to the extent they relate to such Selling Stockholder, are correct. This indemnity agreement will be in addition to any liability which any Selling Stockholder may otherwise have.

                 (d) Each U.S. Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each Selling Stockholder, to the same extent as the foregoing indemnity from the Company to each U.S. Underwriter, but only with reference to written information relating to such U.S. Underwriter furnished to the Company by or on behalf of such U.S. Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any U.S. Underwriter may otherwise have. The Company and each Selling Stockholder acknowledge that the names of the Underwriters and the statements set forth in the second paragraph of page 3 and under the heading "Underwriting" in any U.S. or International Preliminary Prospectus and the Prospectuses constitute the only information furnished in writing by or on behalf of the several U.S. Underwriters for inclusion in any U.S. or International Preliminary Prospectus or the Prospectuses, and you, as the Representatives, confirm that such statements are correct.

                 (e)  Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b), (c) or (d) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b),(c) or (d) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including not more than one local counsel in any relevant jurisdiction for an indemnified party), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. An indemnifying party will not, without the prior written consent of the indemnified parties (not to be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of culpability or a failure to act, by or on behalf of any indemnified party.

                 (f)  In the event that the indemnity provided in paragraph
(a), (b), (c) or (d) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholders and the U.S. Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, one or more of the Selling Stockholders and one or more of the U.S. Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, by the Selling Stockholders and by the U.S. Underwriters from the offering of the Securities; provided, however, that in no case shall any U.S. Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder and in no case shall any Selling Stockholder be responsible for any amount in excess of the aggregate amount of proceeds such Selling Stockholder received from the sale of the Securities pursuant to the offering. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholders and the U.S. Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, of the Selling Stockholders and of the U.S. Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and by a Selling Stockholder shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, and benefits received by the U.S. Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company, the Selling

Stockholders or the U.S. Underwriters. The Company, the Selling Stockholders and the U.S. Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (f), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls a U.S. Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of a U.S. Underwriter shall have the same rights to contribution as such U.S. Underwriter, each person who controls a Selling Stockholder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Selling Stockholder shall have the same rights to contribution as such Selling Stockholder, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (f).

                 9. Default by a U.S. Underwriter. If any one or more U.S. Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such U.S. Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining U.S. Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining U.S. Underwriters) the Securities which the defaulting U.S. Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting U.S. Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining U.S. Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting U.S. Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting U.S. Underwriter, the Selling Stockholders or the Company. In the event of a default by any U.S. Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall reasonably determine in order that the required changes in the Registration Statement and the U.S. Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting U.S. Underwriter of its liability, if any, to the Company, the Selling Stockholders and any nondefaulting U.S. Underwriter for damages occasioned by its default hereunder.

                 10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited (other than pursuant to the circuit breaker rules) or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the U.S. Prospectus (exclusive of any supplement thereto).

                 11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of each Selling Stockholder and of the U.S. Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter, any Selling Stockholder or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7, 8 and 15 hereof shall survive the termination or cancellation of this Agreement.

                 12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telegraphed and confirmed to them, care of Salomon Brothers Inc, at Seven World Trade Center, New York, New York, 10048, Attn. Legal Department and Syndicate Department; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 1999 Broadway, Suite 4300, Denver, CO 80202, attention of the legal department; or if sent to any Selling Stockholder, will be mailed, delivered or telegraphed and confirmed to it at the address set forth in Schedule V hereto.

                 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

                 14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

                 15. Jurisdiction; Appointment of Agent for Service of Process. Each of IMI Americas, Inc. and IMI Kynoch Ltd. agrees that any legal suit, action or proceeding against it arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or Federal court sitting in The City of New York and any appellate court from any thereof, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the nonexclusive jurisdiction of such courts in any suit, action or proceeding.
Each such Selling Stockholder has appointed (                          ), New
York, New York, as its authorized agent (the "Authorized Agent") upon whom process may be served in any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby which may be instituted in any State or Federal court sitting in The City of New York and any appellate court from any thereof, by any person and expressly accepts the nonexclusive jurisdiction of any such court in respect of any such action.
Such appointment shall be irrevocable. Each such Selling Stockholder hereby represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and each such Selling Stockholder agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to each such Selling Stockholder shall be deemed, in every respect, effective service of process upon each such Selling Stockholder.

              16. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

                 If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, each of the Selling Stockholders and the several U.S. Underwriters.


                                        Very truly yours,


                                        Titanium Metals Corporation

                                        By:
                                            ______________________________
                                            Name:
                                            Title:


                                        IMI Americas Inc.,

                                        By:
                                            ______________________________
                                            Name:
                                            Title:


                                        IMI Kynoch Ltd.,

                                        By:
                                            ______________________________
                                            Name:
                                            Title:

                                        Union Titanium Sponge
                                        Corporation,

                                        By:
                                            ______________________________
                                            Name:
                                            Title:


                                        Tremont Corporation,

                                        By:
                                            ______________________________
                                            Name:
                                            Title:



The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Salomon Brothers Inc
Morgan Stanley & Co. Incorporated
Smith Barney Inc.

By: Salomon Brothers Inc

By:
    ______________________________
    Name:
    Title:

For themselves and the other
several U.S. Underwriters named in
Schedule I to the foregoing
Agreement.

                                                                       EXHIBIT A





                          Titanium Metals Corporation
                        Public Offering of Common Stock


                                                                     May  , 1996

Salomon Brothers Inc
Morgan Stanley & Co. Incorporated
Smith Barney Inc.
As Representatives of the several U.S. Underwriters,
c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048

Dear Sirs:

         This letter is being delivered to you in connection with the proposed U.S. Underwriting Agreement (the "U.S. Underwriting Agreement"), between Titanium Metals Corporation, a Delaware corporation (the "Company"), certain Selling Stockholders named therein and you as representatives of a group of U.S. Underwriters named therein, relating to an underwritten public offering of Common Stock, $.01 par value (the "Common Stock"), of the Company.

         In order to induce you and the other U.S. Underwriters to enter into the U.S. Underwriting Agreement, the undersigned agrees not to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of, any shares of Common Stock beneficially owned by the undersigned or any securities convertible into, or exchangeable for, shares of Common Stock for a period of (180 or 90 days, as applicable) following the day on which the U.S. Underwriting Agreement is executed without your prior written consent.

         If for any reason the U.S. Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the U.S. Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                                        Yours very truly,

                                        (Signature of executive
                                        officer or director of
                                        Company or Selling
                                        Stockholder)

                                        By:
                                            ___________________________
                                            Name:
                                            Title:
                                            Address:

                                   SCHEDULE I


                                                                                Number of Shares of U.S.
                                                                                Underwritten Securities
                          Underwriters                                              To Be Purchased
                          ------------                                          -----------------------
                          Salomon Brothers Inc  . . . . . . . . . . . . . .

                          Morgan Stanley & Co. Incorporated . . . . . . . .

                          Smith Barney Inc. . . . . . . . . . . . . . . . .






                                                                                        ---------
                                           Total  . . . . . . . . . . . . .             6,200,000
                                                                                        =========

                                  SCHEDULE II


                                                                                                  Maximum Number of
                                                                                                  Shares of Option
                          Name                                                                  Securities to be Sold
                          ----                                                                  ---------------------
                          Tremont Corporation                                                         1,848,750






                                                                                                      ---------
                                           Total  . . . . . . . . . . . . . . . .                     1,848,750
                                                                                                      =========

                                  SCHEDULE III




                                                                                        % of the
                                                                                       Company's
                                                              Jurisdiction of            Voting
                                                              Incorporation or         Securities
 Name of Subsidiary                                             Organization              Held
 ------------------                                           ----------------         ----------
 Titanium MC Limited                                      United Kingdom                  100

 TMCA International, Inc.                                 Delaware                        100
 TIMET France SARL*                                       France                           99

 TIMET Hearth Melting Corporation                         Colorado                        100
     Titanium Hearth Technologies                         Pennsylvania                     50

 TIMET UK Limited                                         United Kingdom                  100
     IMI Titanium (Export) Limited                        United Kingdom                  100

     IMI Titanium GmbH                                    Germany                         100
     IMI Titanium France SARL**                           France                           99

 IMI Titanium Inc.                                        Oregon                          100

 ---------------
 *   TMCA International Inc. owns the remaining 1% of TIMET France SARL.
 ** IMI Titanium (Export) Limited owns the remaining 1% of IMI Titanium France SARL.

                                  SCHEDULE IV



                                     PART 1


                Directors and Executive Officers of the Company
                           Subject to 180-Day Lock-Up


                                J. Landis Martin
                                Andrew R. Dixey
                             Joseph S. Compofelice


                                     PART 2

                       Executive Officers of the Company
                           Subject to 90-Day Lock-Up


                                 Paul J. Bania
                                 Thomas A. Buck
                                John P. Monahan
                              Robert E. Musgraves
                                Mark A. Wallace

                                   SCHEDULE V


                       Addresses of Selling Stockholders


         IMI Americas Inc.
         IMI Kynoch Ltd.
            c/o IMI plc
                P.O. Box 218
                Birmingham, England B6 7BA

         Tremont Corporation
            1999 Broadway, Suite 4300
            Denver, Colorado 80202

         Union Titanium Sponge Corporation
            c/o Toho Titanium Company Ltd.
                2-13-31 Kohnan
                Minato-ku
                Tokyo 108, Japan